UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2023

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901
Miami, Florida 33133
(Address of principal executive offices, including zip code)

(305) 714-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.50 par value	WSO	New York Stock Exchange
Class B common stock, $0.50 par value	WSOB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2023 (the “Closing Date”), Watsco, Inc., a Florida corporation (the “Company”), Watsco Canada, Inc., a corporation organized under the laws of New Brunswick, Canada and a wholly owned subsidiary of the Company (“Watsco Canada”), Carrier Enterprise Mexico, S. de R.L. de C.V., a corporation organized under the laws of Mexico and an 80% owned subsidiary of the Company (“Watsco Mexico”) and certain of their respective subsidiaries (such subsidiaries, together with the Company, Watsco Canada and Watsco Mexico, the “Borrowers”), entered into an unsecured, five-year $600,000,000 syndicated multicurrency credit agreement (the “New Credit Facility”) with a syndicate of lenders (the “Lenders”), Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, and U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents. The New Credit Facility has a seasonal period from October 1 to March 31, during which the Company may elect in its discretion to reduce borrowing capacity from $600,000,000 to $500,000,000.

The New Credit Facility replaces in its entirety the Company’s unsecured $560,000,000 revolving credit facility, entered into as of December 5, 2018 (the “Prior Credit Facility”). On the Closing Date, the Borrowers borrowed approximately $235,500,000 under the New Credit Facility, the proceeds of which were used to repay outstanding borrowings under the Prior Credit Facility. Any additional borrowings under the New Credit Facility may be used for, among other things, funding seasonal working capital needs and other general corporate purposes, including acquisitions, dividends, capital expenditures, stock repurchases, and issuances of letters of credit.

The terms of the New Credit Facility also provide for a $125,000,000 swingline loan sublimit, a $10,000,000 letter of credit sublimit, a $75,000,000 alternative currency borrowing sublimit, and a $10,000,000 Mexican borrowing subfacility. As of the Closing Date, approximately $194,600,000 of borrowings were outstanding under the New Credit Facility.

Borrowings under the New Credit Facility accrue interest at different rates depending on the types of advances or loans the Borrowers select. At the Borrower’s election, borrowings under the New Credit Facility bear interest either at Term SOFR or Daily Simple SOFR-based rates plus 0.10% plus a spread which ranges from 100.0 to 137.5 basis-points (Term SOFR and Daily Simple SOFR plus 100.0 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA, or on rates based on the highest of the Federal Funds Effective Rate plus 0.5%, the Prime Rate announced by the Administrative Agent or Term SOFR plus 1.0%, in each case plus a spread which ranges from 0 to 50 basis-points (0 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA. The Company pays a variable commitment fee on the unused portion of the commitment, ranging from 12.5 to 27.5 basis-points (12.5 basis-points as of the Closing Date).

The outstanding balance under the New Credit Facility may be prepaid at any time without premium or penalty. The New Credit Facility contains customary affirmative and negative covenants, including two financial covenants with respect to the Company’s consolidated leverage and interest coverage ratios, and other customary restrictions. Additionally, the New Credit Facility contains customary events of default and remedies upon an event of default, including termination of the commitments of the Lenders and the acceleration of repayment of outstanding amounts under the New Credit Facility.

The Company’s performance and payment obligations under the New Credit Facility are guaranteed by substantially all of the Company’s wholly owned subsidiaries.

The foregoing description of the New Credit Facility is only a summary and is qualified in its entirety by reference to the complete text of the New Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Prior Credit Facility is incorporated by reference in this Item 1.02.

On the Closing Date, in connection with entering into the New Credit Facility, the Prior Credit Facility terminated. The Borrowers borrowed approximately $235,500,000 under the New Credit Facility, the proceeds of which were used to repay outstanding borrowings under the Prior Credit Facility. Additionally, under the terms of the New Credit Facility, a $150,000 letter of credit outstanding under the Prior Credit Facility will remain outstanding in accordance with its existing terms and reduce the availability under the New Credit Facility by the amount of such letter of credit.

The Company incurred no penalties in connection with the termination of the Prior Credit Facility. The material terms of the Prior Credit Facility are described in the Company’s 2022 Annual Report to Shareholders under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, filed with the Securities and Exchange Commission on February 24, 2023, and such description is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 and Item 1.02 of this Current Report on Form 8-K with respect to the termination and repayment of all outstanding amounts under the Prior Credit Facility is incorporated by reference in this Item 2.04.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 16, 2023, by and among Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Mexico, S. de R.L. de C.V., as Borrowers, the Other Lenders From Time to Time Party Thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent and U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: March 22, 2023	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer